Exhibit 1.1

Execution Version

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(a Delaware limited partnership)

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

(a Delaware corporation)

$600,000,000 8.375% Senior Notes due 2020

PURCHASE AGREEMENT

Dated: May 11, 2012

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(a Delaware limited partnership)

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

(a Delaware corporation)

$600,000,000 8.375% Senior Notes due 2020

PURCHASE AGREEMENT

May 11, 2012

RBC Capital Markets, LLC,

    as Representative of the several

    Initial Purchasers listed in

    Schedule 1 hereto

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), and Penn Virginia Resource Finance Corporation II, a Delaware corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $600,000,000 aggregate principal amount of its 8.375% Senior Notes due 2020 (the “Notes”). The Notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, pursuant to guarantees (the “Guarantees” and, together with the Notes, the “Securities”) by (i) the subsidiaries of the Partnership named in Schedule 2 hereto (collectively, and together with any other subsidiaries of the Partnership that so guarantee the Notes on the Closing Date (as defined herein), the “Guarantors”) and (ii) any subsidiary of the Partnership formed or acquired after the date hereof that guarantees the Notes in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees. The Issuers and the Guarantors are herein collectively referred to as the “Obligors.” The Notes (and the Guarantees thereof) will be issued pursuant to a base indenture, dated as of April 27, 2010 (the “Base Indenture”), by and among the Issuers, the Guarantors named therein as parties thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the second supplemental indenture thereto (the “Supplemental Indenture”) to be dated as of the Closing Date (as defined below). The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.”

The Securities will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated May 7, 2012 (the “Preliminary Offering Memorandum”) and have prepared a pricing supplement substantially in the form attached hereto as Schedule 3 (the “Pricing Supplement”), dated May 11, 2012, setting forth or including a description of the terms of the Securities, each for use by the Initial Purchasers in connection with the offering of the Securities. The Preliminary Offering Memorandum, together with the Pricing Supplement and the other information, if any listed in Schedule 4 hereto, are referred to herein collectively as the “Time of Sale Memorandum.” Promptly after the Time of Sale (as defined below), the Issuers will prepare and deliver to each Initial Purchaser an offering memorandum (the “Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement. All references herein to the Offering Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Offering Memorandum. The time when sales of the Securities were first made means 2:56 p.m., New York City time, on the date of this Agreement (the “Time of Sale”). References herein to the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Obligors and the Initial Purchasers, pursuant to which the Obligors will be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to an exchange offer (the “Exchange Offer”) pursuant to which the Issuers will offer to issue a new series of debt securities for each series of Notes, with terms substantially identical to such series of Notes (all such series of new debt securities being referred to herein as the “Exchange Notes”) and/or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. Each series of Exchange Notes will be guaranteed by the Guarantors to the same extent as the Notes are guaranteed, pursuant to guarantees by the Guarantors (the “Exchange Guarantees”) to be included in the Indenture. The Exchange Notes, together with the Exchange Guarantees, are herein collectively referred to as the “Exchange Securities.” In addition, if the Closing Date is not concurrent with the closing date of the Acquisition (as defined herein), the Issuers will enter into an escrow and security agreement (the “Escrow and Security Agreement”) with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and the Trustee, pursuant to which the Issuers will deposit, or cause to be deposited, into an account pledged to the Trustee (the “Escrow Account”) the gross proceeds of the offering of the Securities, together with an additional amount (collectively with any other property from time to time held by the Escrow Agent, the “Escrowed Property”), sufficient to redeem the Securities at a redemption price (the “Special Redemption Price”) equal to (x) the aggregate principal amount of the Securities and (y) the amount of interest that would accrue on the Securities from the Closing Date to the redemption date set forth in the Escrow and Security Agreement (the “Redemption Deadline”). Upon satisfaction of certain conditions set forth in the Escrow and Security Agreement (the “Escrow Conditions”) as described in the Time of Sale Memorandum and the Offering Memorandum, the Escrowed Property will be released to the Issuers (the “Escrow Release Date”). If the Escrow Conditions are not satisfied on or prior to the Redemption Deadline or if the Purchase and Sale Agreement (as defined herein) is terminated prior to the Redemption Deadline, then the Issuers will be required to redeem the Securities in accordance with the terms and conditions of the Indenture. This Agreement, the Registration Rights Agreement, the Escrow and Security Agreement (if it becomes necessary for the Issuers to enter into such an agreement), the Indenture, the Notes and the Exchange Notes are herein collectively referred to as the “Transaction Documents.”

Penn Virginia Resource GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership, is herein referred to as the “General Partner.” The Partnership is the sole member of PVR Finco LLC, a Delaware limited liability company (“PVR Finco”). PVR Finco is the sole member of Penn Virginia Operating Co., LLC, a Delaware limited liability company (the “Operating Company”), and PVR Midstream LLC, a Delaware limited liability company (“PVR Midstream”). PVR Midstream is the sole member of PVR Gas Resources, LLC, a Delaware limited liability company (“PVR Gas Resources”). Each of Dulcet Acquisition LLC, Fieldcrest Resources LLC, K Rail LLC, Loadout LLC, Suncrest Resources LLC, Toney Fork LLC, Kanawha Rail LLC and LJL, LLC is a direct, wholly owned subsidiary of the Operating Company. Each of Connect Energy Services, LLC, Connect Gas

Gathering, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, PVR Cherokee Gas Processing LLC, PVR East Texas Gas Processing, LLC, PVR Gas Pipeline, LLC, PVR Gas Processing LLC, PVR Hamlin, LLC, PVR Hydrocarbons LLC, PVR Laverne Gas Processing LLC, PVR Marcellus Gas Gathering LLC, a Delaware limited liability company (“PVR Marcellus”), PVR Natural Gas Gathering LLC, PVR North Texas Gas Gathering, LLC, PVR Oklahoma Natural Gas Gathering LLC and PVR Water Services, LLC is a direct, wholly owned subsidiary of PVR Marcellus. For purposes of this Agreement, the General Partner, PVR Services, LLC, Penn Virginia Resource Finance Corporation, Penn Virginia Resource Finance Corporation II, PVR Finco and the direct and indirect subsidiaries of PVR Finco set forth in this paragraph are sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

The Obligors and the General Partner are herein collectively referred to as the “PVR Parties.” The Partnership and the Subsidiaries are herein collectively referred to as the “PVR Entities.”

Prior to, or as of, the date hereof, (i) the Partnership, PVR Marcellus, Chief E&D Holdings LP, a Texas limited partnership (“Chief Holdings”), and Chief Gathering LLC, a Texas limited liability company (“Chief Gathering”), entered into a Membership Interest Purchase and Sale Agreement, dated April 9, 2012 (the “Purchase and Sale Agreement”), pursuant to which PVR Marcellus agreed to purchase all of the membership interests of Chief Gathering (the “Acquisition”) and Chief Holdings agreed to sell such interests to PVR Marcellus in exchange for aggregate consideration of $1.0 billion, subject to adjustment as set forth in the Purchase and Sale Agreement, to be paid in a combination of special units, representing a new class of limited partner interests in the Partnership, and cash, (ii) the Partnership entered into a unit purchase agreement, dated as of April 9, 2012 (the “Common Unit Purchase Agreement”), with certain institutional investors named as purchasers therein to issue and sell common units representing limited partner interests in the Partnership to such purchasers in a private placement for aggregate consideration of approximately $180 million in cash and (iii) the Partnership entered into a unit purchase agreement, dated as of April 9, 2012 (the “Class B Unit Purchase Agreement”), with certain institutional investors named as purchasers therein to issue and sell Class B units, representing a new class of limited partner interests in the Partnership, to such purchasers in a private placement for aggregate consideration of approximately $400 million in cash. The Purchase and Sale Agreement, the Common Unit Purchase Agreement and the Class B Unit Purchase Agreement are herein collectively referred to as the “Acquisition Documents.”

1. Representations, Warranties and Agreements of the PVR Parties. The PVR Parties jointly and severally represent, warrant and agree that:

(a) Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Memorandum, at the Time of Sale, did not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any statements or omissions made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the PVR Parties by or on behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum.

(b) Additional Written Communications. Other than the Preliminary Offering Memorandum, the Pricing Supplement and the Offering Memorandum, none of the PVR Parties (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used, prepared, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Schedule 4 hereto, including a Pricing Supplement substantially in the form of Schedule 3 hereto, and other written communications used in accordance with Section 5(b).

(c) Formation and Qualification of the Partnership. The Partnership (i) has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Time of Sale Memorandum and the Offering Memorandum and (ii) is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not have a material adverse effect on (x) the condition (financial or otherwise), business, prospects, assets or results of operations of the PVR Entities, taken as a whole, or (y) the ability of the Obligors to perform their obligations under the Transaction Documents (a “Material Adverse Effect”).

(d) Formation and Qualification of Finance Co. Finance Co. has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to enter into, and perform its obligations under, the Transaction Documents.

(e) Formation and Qualification of the Other PVR Entities. Each of the PVR Entities (other than the Partnership and Finance Co.) (i) has been duly formed or incorporated and is validly existing in good standing as a limited liability company or corporation under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”), Chapter 101 of the Texas Business Organizations Code (the “TBOC”), the Virginia Limited Liability Act (the “Virginia LLC Act”), the Uniform Limited Liability Company Act of West Virginia (the “West Virginia LLC Act”) or the DGCL, as the case may be, with full limited liability company or corporate power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as general partner of the Partnership, and (ii) is duly registered or qualified as a foreign limited liability company or corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (x) have a Material Adverse Effect or (y) subject the limited partners of the Partnership to any material liability or disability.

(f) Ownership of the General Partner. As of the date hereof, the Partnership is the sole member of the General Partner, with a 100% membership interest in the General Partner. Such membership interest has been duly authorized and validly issued in accordance with the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act).

(g) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns a non-economic management interest in the Partnership; such non-economic management interest has been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been or may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such non-economic management interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(h) Capitalization. The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Time of Sale Memorandum and the Offering Memorandum.

(i) Ownership of Finance Co. The Partnership owns all of the issued and outstanding capital stock of Finance Co.; such capital stock has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights; all of such outstanding capital stock is owned by the Partnership, free and clear of all Liens other than those created by or arising under Finance Co.’s bylaws.

(j) Ownership of PVR Finco. The Partnership owns a 100% membership interest in PVR Finco; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Finco (as the same has been or may be amended or restated at or prior to the Closing Date, the “PVR Finco Agreement”) and is fully paid (to the extent required under the PVR Finco Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those pursuant to the Amended and Restated Credit Agreement, dated August 13, 2010, by and among PVR Finco, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and the other financial institutions party thereto (as the same has been or may be amended or restated at or prior to the Closing Date, the “Credit Agreement”).

(k) Ownership of the PVR Finco Subsidiaries and Chief Gathering. PVR Finco directly or indirectly owns a 100% membership interest in all of the Subsidiaries other than the General Partner, PVR Services, LLC and Penn Virginia Resource Finance Corporation (the “PVR Finco Subsidiaries”); the membership interest of each PVR Finco Subsidiary has been duly authorized and validly issued in accordance with its limited liability company agreement (as the same has been or may be amended or restated at or prior to the Closing Date, the “Company Agreement” for each such applicable Subsidiary) and is fully paid (to the extent required under the applicable Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act or the equivalent provisions of the statute governing the organization of such PVR Finco Subsidiary in the jurisdiction of such Subsidiary’s formation, if other than Delaware); and PVR Finco owns such membership interests in each PVR Finco Subsidiary free and clear of all Liens, other than those pursuant to the Credit Agreement. Upon consummation of the Acquisition, PVR Finco will indirectly own a 100% membership interest in Chief Gathering; the membership interest of Chief Gathering will have been duly authorized and validly issued in accordance with its limited liability company agreement (as the same has been or may be amended or restated at or prior to the closing date of the Acquisition, the “Chief Gathering LLC Agreement”) and will be fully paid (to the extent required under the Chief Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 101.206 and 101.613 of the TBOC); and PVR Finco will own such membership interest free and clear of all Liens, other than those pursuant to the Credit Agreement.

(l) Ownership of PVR Services, LLC. The General Partner owns a 100% membership interest in PVR Services, LLC; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Services, LLC (as the same has been or may be amended or restated at or prior to the Closing Date, the “PVR Services LLC Agreement”) and is fully paid (to the extent required under the PVR Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such membership interest free and clear of all Liens.

(m) No Other Equity Investments. Other than (i) the Subsidiaries, (ii) Loadout LLC’s 50% interest in joint ventures with affiliates of Massey Energy Company, (iii) Midstream LLC’s interests in

CBC/Leon Limited Partnership, Leon Limited Partnership I and Bright Star Partnership and the 25% interest in Thunder Creek Gas Services, L.L.C., (iv) PVR East Texas Gas Processing, LLC’s interests in CrossPoint Pipeline LLC, (v) the General Partner, (vi) PVR Water Services, LLC’s 51% interest in Aqua-PVR Water Services LLC, a joint venture with affiliates of Aqua America, Inc. and (vii) upon consummation of the Acquisition, Chief Gathering, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) No Registration Rights. Except as described in the Time of Sale Memorandum and the Offering Memorandum, pursuant to the Registration Rights Agreement and with respect to the registration rights granted to the purchasers of the Partnership’s units in connection with the acquisition of all of the membership interests of Chief Gathering and the Acquisition Documents, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the PVR Entities is a party, or by which any of them is bound, granting to any person the right to require any of the Obligors to file a registration statement under the Securities Act with respect to any securities of any of the Obligors or requiring any of the Obligors to include such securities with the Securities registered pursuant to any registration statement.

(o) Authority and Authorization. Each of the PVR Parties has all requisite power and authority (partnership, limited liability company, corporate or other) to enter into each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. At the Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by each of the PVR Parties or any of their stockholders, partners or members for the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken.

(p) Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the General Partner, the Issuers and the Guarantors that are subsidiaries of the Partnership on the date hereof.

(q) Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (the exceptions set forth in the immediately preceding clauses (i) and (ii) being referred to herein as the “Enforceability Exceptions”).

(r) Authorization of the Indenture; Qualification of the Base Indenture. The Base Indenture has been duly authorized, executed and delivered by each of the Issuers, the guarantors named therein as parties thereto and the Trustee, and constitutes a valid and legally binding agreement of each of the Issuers and the guarantors named therein as parties thereto in accordance with its terms, subject to the Enforceability Exceptions. On or prior to the Closing Date, the Supplemental Indenture will have been duly authorized by each of the Obligors and, when the Supplemental Indenture has been duly authorized by the Trustee and executed and delivered in accordance with its terms by each of the parties thereto, the Base Indenture, as amended and supplemented by the Supplemental Indenture, will constitute a valid and legally binding agreement of the Obligors enforceable against each of the Obligors in accordance with its terms, subject to the Enforceability Exceptions. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(s) Authorization of the Notes and the Exchange Notes. The Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered pursuant to the Exchange Offer as provided in the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(t) Authorization of the Guarantees and the Exchange Guarantees. On or prior to the Closing Date, the Guarantees set forth in the Indenture will have been duly authorized by each of the Guarantors for issuance and sale pursuant to this Agreement and the Indenture, and, when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions. On or prior to the Closing Date, the Exchange Guarantees set forth in the Indenture will have been duly authorized by each of the Guarantors for issuance and sale pursuant to the Registration Rights Agreement and the Indenture, and when the Exchange Notes have been executed, authenticated and issued in accordance with the terms of the Registration Rights Agreement and the Indenture and delivered in exchange for Notes tendered pursuant to the Exchange Offer, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions.

(u) Authorization of the Registration Rights Agreement. On or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized by each of the Obligors and on the Closing Date will be duly executed and delivered by each of the Obligors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Obligors enforceable against each of the Obligors in accordance with its terms, subject to the Enforceability Exceptions.

(v) Authorization of the Escrow and Security Agreement. The Escrow and Security Agreement has been duly authorized by each of the Issuers. If the Acquisition has not been consummated, the Escrow and Security Agreement, on the Closing Date will have been duly executed and delivered on the Closing Date by each of the Issuers and, assuming the due authorization, execution and delivery of the Escrow and Security Agreement by the Escrow Agent, will constitute a valid and legally binding agreement of the Issuers enforceable against each of the Issuers in accordance with its terms, subject to the Enforceability Exceptions, and will create valid, perfected liens in the Escrowed Property, subject to no prior liens.

(w) Description of Transaction Documents. Each Transaction Document will conform in all material respects to the respective description thereof contained in the Time of Sale Memorandum and the Offering Memorandum.

(x) Acquisition Documents. (i) The Purchase and Sale Agreement has been duly authorized, executed and delivered by the Partnership and PVR Marcellus and, assuming the due authorization, execution and delivery by each other party thereto, is a valid and legally binding agreement of the Partnership and PVR Marcellus enforceable against the Partnership and PVR Marcellus in accordance with its terms, (ii) the Common Unit Purchase Agreement has been duly authorized, executed and delivered by the Partnership and, assuming the due authorization, execution and delivery by each other party thereto, is a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms and (iii) the Class B Unit Purchase Agreement has been duly authorized, executed and delivered by the Partnership and, assuming the due authorization, execution and delivery by each other party thereto, is a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms; provided that, with respect to each such Acquisition Document, the enforceability thereof may be limited by the Enforceability Exceptions.

(y) No Conflicts. None of the execution, delivery and performance of the Transaction Documents by each of the Obligors or of the Purchase and Sale Agreement by the Partnership and PVR Marcellus or of the Common Unit Purchase Agreement or the Class B Unit Purchase Agreement by the Partnership, the offering and sale of the Securities, or the consummation of the transactions contemplated by the Transaction Documents or the transactions contemplated by the Acquisition Documents (i) constitutes or will constitute a violation of the certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or any other organizational documents of any of the PVR Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the PVR Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the PVR Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) except pursuant to the Escrow and Security Agreement, results or will result in the creation or imposition of any Lien upon any property or assets of any of the PVR Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Partnership and PVR Marcellus to perform their respective obligations under the Purchase and Sale Agreement or of the Partnership to perform its obligations under the Common Unit Purchase Agreement or the Class B Unit Purchase Agreement.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the PVR Entities or any of their respective properties is required in connection with the offering and sale of the Securities, the execution, delivery and performance of (i) each of the Transaction Documents by each of the PVR Entities that is a party thereto, (ii) the Purchase and Sale Agreement by the Partnership or PVR Marcellus, or (iii) the Common Unit Purchase Agreement and the Class B Unit Purchase Agreement by the Partnership, or the consummation by the PVR Entities of the transactions contemplated by the Transaction Documents or the Acquisition Documents, except for (x) such consents that may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities or “Blue Sky” laws, (y) such consents that have been, or prior to the Closing Date will be, obtained, and (z) such consents in connection with the Purchase and Sale Agreement and the transactions contemplated by the Acquisition Documents that have been or, prior to the closing date of such transactions, will be obtained.

(aa) No Default. None of the PVR Entities is (i) in violation of its certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement,

certificate of incorporation, bylaws or other organizational documents, as the case may be, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the PVR Parties to perform their obligations under the Transaction Documents or of the Partnership and PVR Marcellus to perform their respective obligations under the Purchase and Sale Agreement or of the Partnership to perform its obligations under the Common Unit Purchase Agreement or the Class B Unit Purchase Agreement.

(bb) Independent Public Accountants. KPMG LLP, who has certified the audited financial statements of the Partnership filed with the Commission and incorporated by reference or included in the Time of Sale Memorandum and the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Rules and Regulations during the periods covered by the financial statements of the Partnership on which it reported and that were filed with the Commission and incorporated by reference or included in the Time of Sale Memorandum and the Offering Memorandum.

(cc) Financial Statements. The historical financial statements (including the related notes and supporting schedules) of the Partnership and its consolidated subsidiaries and of Chief Gathering incorporated by reference or contained in the Time of Sale Memorandum and the Offering Memorandum comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted) and present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries and of Chief Gathering and its consolidated subsidiaries as of the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The historical financial information contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Selected Financial Data” is derived from the accounting records of the Partnership and its consolidated subsidiaries taken as a whole and fairly presents the information purported to be shown thereby. The pro forma financial information (including the related notes) included in the Time of Sale Memorandum and the Offering Memorandum complies as to form in all material respects with, and has been prepared in accordance with, the applicable requirements of the Securities Act and the Exchange Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Memorandum and the Offering Memorandum. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum are based on or derived from sources that the PVR Parties believe to be reliable and accurate in all material respects.

(ee) No Material Adverse Change. No PVR Entity has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum and the Offering Memorandum. Except as disclosed in the Time of Sale Memorandum and the Offering Memorandum, subsequent to the respective dates as of which such information is given in the Time of Sale Memorandum and the Offering Memorandum, (i) no PVR Entity has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the PVR Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the PVR Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the PVR Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Legal Proceedings. Except as described in the Time of Sale Memorandum and the Offering Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the PVR Parties, threatened, against any PVR Entity, or to which any PVR Entity is a party, or to which any of their respective properties is subject, that, individually or in the aggregate, if determined adversely to any PVR Entity, would reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened.

(gg) Title to Properties. The PVR Entities have good and indefeasible title to all real property and good title to all personal property described in the Time of Sale Memorandum and the Offering Memorandum as being owned by the PVR Entities, free and clear of all Liens except (i) as described in the Time of Sale Memorandum and the Offering Memorandum or (ii) such as do not materially interfere with the use of such properties taken as a whole; provided that, with respect to any real property and buildings held under lease by any of the PVR Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole.

(hh) Rights-of-Way. The PVR Entities have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Time of Sale Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Memorandum and the Offering Memorandum and except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the PVR Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted; the PVR Entities have fulfilled and performed all of their material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the PVR Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted, subject in each case to such qualification as may be set forth in the Time of Sale Memorandum and the Offering Memorandum; and, except as described in the Time of Sale Memorandum and the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the PVR Entities taken as a whole.

(ii) Permits. The PVR Entities have or operate pursuant to such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease their properties and to conduct their business in the manner described in the Time of Sale Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Memorandum and the Offering Memorandum or other securities filings and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the PVR Entities have fulfilled and performed all their material obligations with respect to such permits and, to the knowledge of the PVR Parties, no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Tax Returns. Each of the PVR Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

(ll) Investment Company. No PVR Entity is now, and after the sale of the Securities to be sold by the Obligors hereunder will be, an “investment company or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(mm) Regulations T, U and X. None of the PVR Entities nor any agent of any such entity acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(nn) Solvency. On and immediately after the Closing Date, the Partnership (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Memorandum and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Partnership is not less than the total amount required to pay the liabilities of the Partnership on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature; (ii) the Partnership is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum, the Partnership is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Partnership is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Partnership is engaged; and (v) the Partnership is not a defendant in any civil action that would result in a judgment that the Partnership is or would become unable to satisfy.

(oo) Environmental Compliance. Except as disclosed in the Time of Sale Memorandum and the Offering Memorandum, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the PVR Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or operate pursuant to all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) have not received any written notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(pp) No Labor Dispute. No labor dispute with the employees of any of the PVR Entities exists or, to the knowledge of the PVR Parties, is imminent or threatened that would reasonably be expected to result in a Material Adverse Effect.

(qq) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the PVR Entities would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”), has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the PVR Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(rr) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the PVR Entities, on the one hand, and the directors, officers, unitholders, customers, affiliates or suppliers of any of the PVR Entities, on the other hand, that would be required pursuant to the Securities Act and the Securities Act Rules and Regulations to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Memorandum and the Offering Memorandum.

(ss) Insurance. The PVR Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the PVR Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(tt) Litigation. Except as described in the Time of Sale Memorandum and the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the PVR Parties, threatened, to which any PVR Entity is or may be a party or to which the business or property of any PVR Entity is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any PVR Entity is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities or (C) in any manner draw into question the validity of the Transaction Documents.

(uu) No Distribution of Other Offering Materials. None of the PVR Entities has distributed, and prior to the Closing Date and completion of the issuance and sale of the Securities, none of the PVR Entities will distribute, any offering material in connection with the offering and sale of the Securities other than any Time of Sale Memorandum, Offering Memorandum or any document listed on Schedule 4 hereto.

(vv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(b) hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser who purchases the Securities from the Initial Purchasers on the terms and in the manner contemplated in this Agreement, the Time of Sale Memorandum and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(ww) Market Stabilization. The PVR Entities have not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(xx) Eligibility for Resale under Rule 144A. When issued on the Closing Date, the Securities will be eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(yy) No Integration or General Solicitation. Neither Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of either of the Issuers has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(zz) No Directed Selling Efforts; Regulation S Compliance. None of the Issuers, their Affiliates nor any person acting on behalf of the Issuers or such Affiliates has engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Obligors, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers and their Affiliates, as to whom the PVR Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Obligors and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers and their Affiliates, as to whom the PVR Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(aaa) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that: (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of the General Partner by others within the Partnership or any of its consolidated subsidiaries; (ii) have been evaluated for effectiveness and presented in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011; and (iii) as of December 31, 2011, are effective in all material respects to perform the functions for which they were established.

(bbb) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG LLP and the audit committee of the board of directors of the General Partner, (i) none of the PVR Entities has been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ccc) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of any of the PVR Entities or any of their respective directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to such PVR Entities.

(ddd) Foreign Corrupt Practices Act. None of the Partnership, any of its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the PVR Parties or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(eee) Money Laundering Laws. The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or body involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(fff) OFAC. None of the Partnership, any of its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative of the PVR Parties or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions (“Sanctions”) administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, nor is the Partnership located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of any PVR Entity and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such PVR Entity to each Initial Purchaser as to the matters set forth therein.

2. Purchase and Resale of the Securities.

(a) The Obligors hereby agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Obligors the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.5% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 17, 2012 to the Closing Date.

(b) The Obligors understand that the Initial Purchasers intend to offer the Securities for resale on the terms and in the manner set forth in this Agreement, the Time of Sale Memorandum and the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees as follows:

(i) it is an accredited investor, within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities;

(ii) it has not solicited offers for, or offered or sold, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and no general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used by such Initial Purchaser in the United States in connection with the offering of the Securities;

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States, to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A (“QIBs”) in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

(B) outside of the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof;

that, in each case, in purchasing such Securities, shall be deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Transfer Restrictions.”

(c) Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(f), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations, warranties and agreements of the Initial Purchasers, and compliance by the Initial Purchasers with paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d) The Obligors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through an affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser. Any such affiliate shall offer and sell Securities on the terms and in the manner set forth in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

3. Offering of Securities by the Initial Purchasers. Upon authorization by the Representative of the release of the Securities, the several Initial Purchasers, acting severally and not jointly, propose to offer the Securities for sale upon the terms and conditions to be set forth in the Time of Sale Memorandum and the Offering Memorandum.

4. Payment and Delivery. Payment for and delivery of the Securities will be made to the Issuers (or if applicable, to the Escrow Account) in Federal or other funds immediately available against delivery of the Securities for the respective accounts of the several Initial Purchasers at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, New York, New York 10103, at 10:00 a.m., New York City time, on May 17, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.” The Issuers hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Partnership or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 13 hereof.

The Securities shall be in definitive form or global form, as specified by the Initial Purchasers, and registered in such names and in such denominations as the Initial Purchasers shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the

Initial Purchasers on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Further Agreements of the PVR Parties. Each of the PVR Parties, jointly and severally, covenants and agrees with each Initial Purchaser:

(a) Preparation of Offering Memorandum, Amendments or Supplements. (i) To furnish to the Representative and counsel for the Initial Purchasers for review a copy of the proposed Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum or any amendment or supplement to any of the Time of Sale Memorandum or the Offering Memorandum before finalizing the Preliminary Offering Memorandum, Time of Sale Memorandum or Offering Memorandum, or the making or distributing of any such amendment or supplement or the filing with the Commission of any document that will be incorporated therein, as applicable; and (ii) not to distribute any such proposed Preliminary Offering Memorandum, Time of Sale Memorandum or Offering Memorandum, amendment or supplement or file any such document with the Commission, in any case, to which the Representative reasonably objects.

(b) Additional Written Communications. (i) To furnish to the Representative and counsel for the Initial Purchasers for review a copy of any written communication (as such term is defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (a “Company Written Communication”) (other than written communications that are listed on Schedule 4 hereto and the Offering Memorandum) before using, authorizing, approving or referring to any Company Written Communication; and (ii) not to use, authorize, approve or refer to any Company Written Communication to which the Representative reasonably objects.

(c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Offering Memorandum and for so long as the delivery of an offering document is required in connection with the offering or sale of the Securities.

(d) Ongoing Compliance of the Time of Sale Memorandum and the Offering Memorandum. To immediately notify the Initial Purchasers if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any Time of Sale Memorandum to comply with law, and to forthwith prepare and (subject to Sections 5(a) and 5(b) hereof) furnish to the Initial Purchasers such amendments or supplements to any Time of Sale Memorandum as may be necessary so that the statements in any Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any Time of Sale Memorandum will comply with all applicable law.

(e) Copies of Documents to the Initial Purchasers. To deliver promptly to the Initial Purchasers such number of the following documents as the Initial Purchasers may reasonably request: (i) the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum (including all amendments and supplements thereto); (ii) any Pricing Supplement; (iii) any Company Written Communication; and (iv) conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

(f) Notice to the Representative. To advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any Time of Sale Memorandum or Offering memorandum or the initiation or threatening of any proceeding for that purpose, and (ii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any Time of Sale Memorandum or Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(g) Agreement Not to Offer or Sell Securities. During the period from the date hereof through and including the date that is 90 days after the date hereof, not to, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers and having a tenor of more than one year.

(h) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule144(a)(3) under the Securities Act, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) Blue Sky Qualifications. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Securities; provided that in no event shall the Partnership or the General Partner be obligated in connection therewith to qualify as a foreign limited partnership or as a foreign limited liability company, to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j) Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Time of Sale Memorandum and the Offering Memorandum.

(k) Updating Information. If, prior to the completion of the placement of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a subsequent purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, to promptly prepare (subject to this Section 4), file with the Commission, if a document that is incorporated by reference into the Offering Memorandum, and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of the sale of the Securities, be misleading or so that the Offering Memorandum as so amended or supplemented will comply with all applicable law.

(l) The Depositary. To cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(m) Indenture Qualification. Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Supplemental Indenture under the Trust Indenture Act and to enter into any necessary supplemental indentures in connection therewith.

(n) No Resales by the Issuers. Not to, nor to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

(o) No Integration. Not to, nor to permit any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration under the Securities Act.

(p) No General Solicitation or Directed Selling Efforts. Not to, nor to permit any of their subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and not to engage in any directed selling efforts within the meaning of Regulation S under the Securities Act, with respect to the Securities offered and sold in reliance on such regulation.

(q) Market Stabilization. Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(r) Legended Securities. To have each certificate for a Security bear the legend contained in “Transfer Restrictions” in the Time of Sale Memorandum for the time period and upon the other terms stated in the Time of Sale Memorandum.

(s) Deposit of Escrowed Property. If the Closing Date precedes the date of closing of the Acquisition, to have the Issuers deposit with the Escrow Agent on the Closing Date an amount in cash, which, together with the gross proceeds of the offering of the securities deposited with the Initial Purchasers in accordance with Section 4 hereof and the Escrow and Security Agreement, is sufficient to redeem the Securities at the Special Redemption Price on the Redemption Deadline as described in the Time of Sale Memorandum and the Offering Memorandum.

(t) Release of Escrowed Property. If the Closing Date precedes the date of closing of the Acquisition, prior to the Escrow Release Date, to have the Issuers furnish to the Initial Purchasers copies of any certificate or document provided to the Escrow Agent as contemplated in the Escrow and Security Agreement confirming the matters set out therein in connection with the release of the Escrowed Property.

6. Expenses. The Obligors, jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Obligors, jointly and severally, will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the production and printing of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda; (c) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents;

(d) the fees, disbursements and expenses of legal counsel to the Obligors and the independent accountants to any of the Obligors in connection with the issuance and sale of the Securities; (e) any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of sale of the Securities or Exchange Securities; (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(i), including any filing fees, and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees, disbursements and expenses of counsel to the Initial Purchasers); (g) investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, and travel and lodging expenses of the officers of the Issuers (except that 50% of the cost of any aircraft chartered in connection with the road show will be paid by the Initial Purchasers) ; (h) any fees charged by the ratings agencies for the rating of the Securities; (i) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with the approval of the Securities by the DTC for “book-entry” transfer, and the performance by the Obligors of their respective obligations under this Agreement; (j) the fees and expenses of the Trustee and any paying agent, including related fees and expenses of any counsel to such parties; (k) the document production charges and expenses associated with printing this Agreement; (l) if applicable, the fees and expenses of the Escrow Agent, including the fees and disbursements of counsel for the Escrow Agent in connection with the Escrow and Security Agreement; and (m) all other costs and expenses incident to the performance of the obligations of any of the PVR Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

7. Conditions of Initial Purchasers’ Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of PVR Parties contained herein and in any certificates delivered pursuant to this Agreement, to the performance by PVR Parties of their respective covenants and obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to any of the PVR Parties on or prior to the Closing Date that the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact that, based on the advice of legal counsel, the Initial Purchasers believe is material or omits to state a fact that, based on the advice of legal counsel, the Initial Purchasers believe is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum and any Company Written Communication and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P., counsel for the Obligors, shall have furnished to the Representative, at the request of the Obligors, its written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A.

(d) Bruce D. Davis, Jr., General Counsel of the Partnership, shall have furnished to the Representative, at the request of the Obligors, his written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

(e) Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. shall have furnished to the Representative, at the request of the Obligors, its written opinion, as counsel for the Guarantors formed under the laws of the State of Oklahoma, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(f) The Representative shall have received from Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Time of Sale Memorandum and the Offering Memorandum and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representative shall have received from KPMG LLP one or more letters, in form and substance satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum or the Time of Sale Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter(s) of KPMG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representative one or more letters (the “bring-down letters”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letters), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i) At the time of execution of this Agreement, the Representative shall have received from Grant Thornton LLP one or more letters, in form and substance satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum or the Time of Sale Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to Chief Gathering’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter(s) of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Chief initial letters”), the Partnership shall have furnished to the Representative one or more letters (the “Chief bring-down letters”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Chief bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, as of a date not more than three days prior to the date of the Chief bring-down letters), the conclusions and findings of such firm with respect to Chief Gathering’s financial information and other matters covered by the Chief initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the Chief initial letters.

(k) Each of the Obligors shall have furnished to the Representative a certificate, dated the Closing Date, (A) signed on behalf of the Partnership by (i) the Chief Executive Officer of the General Partner and (ii) the Chief Financial Officer of the General Partner, (B) signed on behalf of Finance Co. by (i) the President of Finance Co. and (ii) the Chief Financial Officer of Finance Co., and (C) signed on behalf of each Guarantor by (i) the Chief Executive Officer or President of such Guarantor or of a parent, acting on behalf of such Guarantor, and (ii) the Chief Financial Officer or any other executive officer of such Guarantor or of a parent, acting on behalf of such Guarantor, stating that:

(i) the representations, warranties and agreements of the PVR Parties in Section 1 were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date, and the PVR Parties have complied with all agreements contained herein and satisfied all the conditions to be performed or satisfied by the PVR Parties hereunder at or prior to the Closing Date; and

(ii) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Effect.

(l) Except as described in the Time of Sale Memorandum and the Offering Memorandum, (i) none of the PVR Entities shall have sustained since the date of the latest audited financial statements included in the Time of Sale Memorandum and the Offering Memorandum any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) nor shall there have been a change in the partners’ capital, stockholders’ equity, members’ interest, or long-term debt of any of the PVR Entities or change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the PVR Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the NYSE Amex Equities or the Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(n) Subsequent to the earlier of the (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of any of the PVR Entities or of the Securities or any other debt securities or preferred stock or indebtedness of or guaranteed by any of the PVR Entities, by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436 under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the PVR Entities or of the Securities or of any other debt securities or preferred stock or indebtedness of or guaranteed by any of the PVR Entities (other than an announcement with positive implications of a possible upgrading).

(o) The Initial Purchasers shall have received a duly executed counterpart of the Indenture and the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each Issuer and Guarantor.

(p) Either (i) the Acquisition shall have been consummated and the Initial Purchasers shall have received such written evidence of such consummation as shall be reasonably requested by the Representative or counsel to the Initial Purchasers, or (ii) the Initial Purchasers shall have received (A) a fully executed copy of the Escrow and Security Agreement and (B) such evidence as the Representative or counsel to the Initial Purchasers may reasonably request of (1) delivery by the Issuers to the Escrow Agent of the proceeds of the offering and additional funds in an aggregate amount sufficient to redeem the Securities at the Special Redemption Price pursuant to the terms of the Escrow and Security Agreement and the Indenture, and (2) the perfection of liens in favor of the Trustee on the Escrowed Property, including the filing of any UCC financing statements as contemplated in the Escrow Agreement.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Each of the PVR Parties, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee, agent or controlling person may become subject, under the

Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication or the Offering Memorandum (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by any of the Obligors, or the Offering Memorandum (or any amendment or supplement thereto) any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the PVR Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum or in any such amendment or supplement thereto or in any Company Written Communication in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the PVR Parties by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the PVR Parties may otherwise have to the Initial Purchasers or to any director, officer, employee, agent or controlling person of the Initial Purchasers.

(b) Each of the Initial Purchasers, severally and not jointly, shall indemnify and hold harmless each of the PVR Parties, their respective directors, managers, officers and employees, and each person, if any, who controls any of the PVR Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the PVR Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication or the Offering Memorandum (or in any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by any of the Obligors, or the Offering Memorandum (or any amendment or supplement thereto) any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning an Initial Purchaser furnished to the PVR Parties by or on behalf of an Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Initial Purchasers may otherwise have to the PVR Parties or any director, manager, officer, employee or controlling person of the PVR Parties.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the PVR Parties, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the PVR Parties, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the PVR Parties, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the PVR Parties in connection therewith, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the PVR Parties or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The PVR Parties and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the Securities distributed by it exceeds the amount of any damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The Initial Purchasers confirm and the PVR Parties acknowledge that the statements regarding the delivery of the Securities by the Initial Purchasers set forth on the cover page of the Time of Sale Memorandum and in the eleventh, twelfth and thirteenth paragraphs dealing with stabilization, penalty bids or related activities appearing under the caption “Plan of Distribution” in the Time of Sale Memorandum and the Offering Memorandum are correct and constitute the only information concerning the Initial Purchasers furnished in writing to the Partnership by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum, any Company Written Communication or in any amendment or supplement thereto.

9. Termination. The obligations of the Initial Purchasers hereunder may be terminated in the absolute discretion of RBC Capital Markets, LLC by notice given to and received by the Partnership prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(l) or 7(m) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

10. Reimbursement of Initial Purchasers’ Expenses. If the Obligors shall fail to tender the Securities for delivery to the Initial Purchasers by reason of (i) any failure, refusal or inability on the part of any of the PVR Parties to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers’ obligations hereunder required to be fulfilled by any of the PVR Parties is not fulfilled for any reason, the PVR Parties shall be obligated, jointly and severally, to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the PVR Parties shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated by reason of the default of the Initial Purchasers or pursuant to Section 7(m), the PVR Parties shall not be obligated to reimburse the Initial Purchasers on account of their expenses.

11. Research Analyst Independence. The PVR Parties acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The PVR Parties hereby waive and release, to the fullest extent permitted by law, any claims that the PVR Parties may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the PVR Parties by such Initial Purchasers’ investment banking divisions. The PVR Parties acknowledge that each Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. The PVR Parties acknowledge and agree that in connection with this offering and sale of the Securities or any other services the several Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the PVR Parties and any other person, on the one hand, and any Initial Purchaser, on the other, exists; (ii) no Initial Purchaser is acting as an advisor, expert or otherwise, to any of the PVR Parties, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the PVR Parties, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the PVR Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their affiliates may have interests that differ from those of the PVR Parties. Each of the PVR Parties hereby waive any claims that any such entity may have against each Initial Purchaser with respect to any breach of fiduciary duty in connection with this offering.

13. Default by One or More of the Initial Purchasers.

(a) If, on the Closing Date, any one or more Initial Purchaser defaults in the performance of its obligations to purchase Securities that it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, then the remaining non-defaulting Initial Purchasers shall be obligated, severally, to purchase the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers in Schedule 1 hereto, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided, however, that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser.

(b) If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities which it or they have agreed to purchase hereunder on the Closing Date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the PVR Parties, except that the PVR Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 10. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases Units that a defaulting Initial Purchaser agreed but failed to purchase.

(c) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the PVR Parties, including expenses paid pursuant to Sections 6 and 10, for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Initial Purchasers may be necessary in the Time of Sale Memorandum, the Offering Memorandum or in any other documents or arrangements.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any of the PVR Parties, shall be delivered or sent by mail, telex or facsimile transmission to such PVR Party at (i) Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Mr. Bruce D. Davis, Jr., Executive Vice President and General Counsel (Fax: 610-975-8201) and (ii) Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Mr. Robert B. Wallace, Executive Vice President and Chief Financial Officer (Fax: 610-975-8201);

(b) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission c/o RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-8098, Facsimile: (212) 618-2210, Attention: High Yield Capital Markets.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The PVR Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers, and the PVR Parties and the Initial Purchasers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the PVR Parties by the Partnership.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the PVR Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each Initial Purchaser and each person or persons, if any, who control such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the respective directors, managers and officers of the PVR Parties, officers of the General Partner who have signed the Registration Statement and any person controlling any of the PVR Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the PVR Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act Rules and Regulations.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, that shall be deemed to be made such minor changes (and only such minor changes as are necessary to make it valid and enforceable.

19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

21. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the PVR Parties and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
PENN VIRGINIA RESOURCE GP, LLC

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By: Penn Virginia Resource GP, LLC, its general partner

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

CONNECT ENERGY SERVICES, LLC

CONNECT GAS GATHERING, LLC

CONNECT GAS PIPELINE LLC

CONNECT NGL PIPELINE, LLC

DULCET ACQUISITION LLC

FIELDCREST RESOURCES LLC

K RAIL LLC

KANAWHA RAIL LLC

LOADOUT LLC

PENN VIRGINIA OPERATING CO., LLC

PVR CHEROKEE GAS PROCESSING LLC

PVR EAST TEXAS GAS PROCESSING, LLC

PVR FINCO LLC

PVR GAS PIPELINE, LLC

PVR GAS PROCESSING LLC

PVR GAS RESOURCES, LLC

PVR HAMLIN, LLC

PVR Parties Signature Page

to Purchase Agreement

LJL, LLC

PVR HYDROCARBONS LLC

PVR LAVERNE GAS PROCESSING LLC

PVR MARCELLUS GAS GATHERING, LLC

PVR MIDSTREAM LLC

PVR NATURAL GAS GATHERING LLC

PVR NORTH TEXAS GAS GATHERING, LLC

PVR OKLAHOMA NATURAL GAS GATHERING LLC

PVR WATER SERVICES, LLC

SUNCREST RESOURCES LLC

TONEY FORK LLC

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PVR Parties Signature Page

to Purchase Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several Initial Purchasers listed in
Schedule 1 hereto.

By:	/s/ J. Scott Schlossel
Authorized Signatory

RBC Signature Page

to Purchase Agreement

SCHEDULE 1

Name of Initial Purchaser	Principal Amount of Notes
RBC Capital Markets, LLC	$315,000,000
J.P. Morgan Securities LLC	48,000,000
Wells Fargo Securities, LLC	48,000,000
SunTrust Robinson Humphrey, Inc.	33,000,000
PNC Capital Markets LLC	33,000,000
Mitsubishi UFJ Securities (USA), Inc.	27,000,000
Citigroup Global Markets Inc.	18,000,000
RBS Securities Inc.	18,000,000
Barclays Capital Inc.	15,000,000
BB&T Capital Markets, a division of Scott and Stringfellow, LLC	6,000,000
Capital One Southcoast, Inc.	6,000,000
Comerica Securities, Inc.	6,000,000
Deutsche Bank Securities Inc.	6,000,000
TD Securities (USA) LLC	6,000,000
UBS Securities LLC	6,000,000
U.S. Bancorp Investments, Inc.	6,000,000
The Huntington Investment Company	3,000,000

Total	$600,000,000

Schedule 1

SCHEDULE 2

GUARANTORS

Connect Energy Services, LLC

Connect Gas Gathering, LLC

Connect Gas Pipeline LLC

Connect NGL Pipeline, LLC

Dulcet Acquisition LLC

Fieldcrest Resources LLC

K Rail LLC

Kanawha Rail LLC

LJL, LLC

Loadout LLC

Penn Virginia Operating Co., LLC

PVR Cherokee Gas Processing LLC

PVR East Texas Gas Processing, LLC

PVR Finco LLC

PVR Gas Pipeline, LLC

PVR Gas Processing LLC

PVR Gas Resources, LLC

PVR Hamlin, LLC

PVR Hydrocarbons LLC

PVR Laverne Gas Processing LLC

PVR Marcellus Gas Gathering, LLC

PVR Midstream LLC

PVR Natural Gas Gathering LLC

PVR North Texas Gas Gathering, LLC

PVR Oklahoma Natural Gas Gathering LLC

PVR Water Services, LLC

Suncrest Resources LLC

Toney Fork LLC

Schedule 2

SCHEDULE 3

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

May 11, 2012

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Unless otherwise indicated, terms used but not defined herein have the meanings given to them in the Preliminary Offering Memorandum.

Terms Applicable to the 8.375% Senior Notes due 2020 (the “Notes”)

Issuers:	Penn Virginia Resource Partners, L.P. Penn Virginia Resource Finance Corporation II

Title of Securities:	8.375% Senior Notes due 2020

Aggregate Principal Amount:	$600,000,000

Gross Proceeds:	$600,000,000

Final Maturity Date:	June 1, 2020

Issue Price:	100%, plus accrued interest, if any, from May 17, 2012

Coupon:	8.375%

Yield to Maturity:	8.375%

Spread to Benchmark Treasury:	+695 bps

Benchmark Treasury:	UST 3.500% due May 15, 2020

Interest Payment Dates:	June 1 and December 1

Record Dates:	May 15 and November 15

First Interest Payment Date:	December 1, 2012

Schedule 3

Guarantees:	The notes will be fully and unconditionally guaranteed on a senior basis by our existing and future domestic restricted subsidiaries, subject to certain exceptions.

Optional Redemption:	Except as described below, the Notes are not redeemable until June 1, 2016. On or after June 1, 2016, the Issuers may redeem all or, from time to time, a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on June 1 of the years indicated below:

Year	Redemption Price
2016	104.188%
2017	102.094%
2018 and thereafter	100.000%

At any time before June 1, 2016, the Issuers may also redeem all or, from time to time, a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus the Make Whole Amount.

Make Whole Amount	“Make Whole Amount” means, with respect to any Note at any redemption date, the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such note at June 1, 2016, plus (b) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to June 1, 2016, other than interest accrued to the redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the Notes to be redeemed.

Special Redemption Price:

If the closing of the Chief Acquisition does not occur on or before July 9, 2012 on substantially the terms described in the Preliminary Offering Memorandum, we will be required to redeem all and not less than all of the Notes then outstanding, upon not less than 10 days’ notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to, but not including, the redemption date, which may occur no later than July 24, 2012.

If we determine that the Chief Acquisition will not be consummated on substantially the terms described in the Preliminary Offering Memorandum, we may, at our option, redeem all and not less than all of the Notes then outstanding, upon not less than 10 days’ notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to, but not including, the redemption date, which may occur no later than July 24, 2012.

Optional Redemption with Equity Proceeds:	Up to 35% of the Notes will be redeemable by the Issuers before June 1, 2015 at a price equal to 108.375% of their principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of holders of record on a record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

Schedule 3

Change of Control:	101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

Joint Book-Running Managers:	RBC Capital Markets J.P. Morgan Wells Fargo Securities SunTrust Robinson Humphrey

Co-Lead Managers:	PNC Capital Markets LLC Mitsubishi UFJ Securities Citigroup RBS Barclays

Co-Managers:	BB&T Capital Markets Capital One Southcoast Comerica Securities Deutsche Bank Securities TD Securities UBS Investment Bank US Bancorp Huntington Investment Company

Trade Date:	May 11, 2012

Settlement Date:	May 17, 2012 (T+4)*

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN Numbers:	144A CUSIP: 70788T AA5 144A ISIN: US70788TAA51 Reg S CUSIP: U70889 AA5 Reg S ISIN: USU70889AA59

Additional Information:	* We expect that delivery of the Notes will be made against payment therefor on or about May 17, 2012, which will be the fourth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next two succeeding business days should consult their own advisor.

Schedule 3

Other Information:

Description of Notes:

Clauses (1), (9) and (18) of the definition of “Permitted Liens” on pages 139-141 of the Preliminary Offering Memorandum shall be revised to reflect the revisions indicated by the blacklined language below:

(1) Liens securing Indebtedness under the Credit Facilities ~~permitted to be~~ incurred under clause (1) of the second paragraph of the covenant “—Incurrence of Indebtedness and Issuance of Disqualified Equity;”

(9) Liens existing on the Issue Date (other than liens securing the Credit Agreement) and Liens in connection with any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets are encumbered by any such Lien other than the assets encumbered immediately prior to such extension, refinancing, renewal, replacement or defeasance;

(18) any Lien renewing, extending, refinancing or refunding a Lien ~~permitted by~~ incurred under clauses (~~1~~2) through (17) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

Capitalization:

The following numbers in the “As Adjusted” column of the table under “Capitalization” on page 30 of the Preliminary Offering Memorandum and each other location where such disclosure may appear in the Preliminary Offering Memorandum are amended to read as follows:

	As of March 31, 2012
	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$7,530

Long-term debt:
Revolving credit facility	$299,052	(1)
8 1/4% Senior notes due 2018	300,000
8 3/8% Senior notes due 2020	600,000	(2)
Total debt	1,199,052
Less: Current maturities	—

Total long-term debt, net of current maturities	1,199,052
Partners’ capital:
Common units, 79,082,088 issued and outstanding; 88,091,101 issued and outstanding, as adjusted	597,255	(3)
Special Units, 0 issued and outstanding, 9,737,098 issued and outstanding, as adjusted	200,000	(4)
Class B units, 0 issued and outstanding, 21,378,941 issued and outstanding, as adjusted	400,000	(3)
Accumulated other comprehensive income	596

Total partners’ capital	1,197,851

Total capitalization	$2,396,903

(1)	After giving effect to this offering and the application of the net proceeds therefrom, as of March 31, 2012, we would have had $698.4 million of remaining borrowing capacity under our Revolver (net of $2.5 million of outstanding letters of credit). Upon completion of this offering and the Chief Acquisition, we expect to have approximately $613.4 million of borrowing capacity under our Revolver.

Schedule 3

(2)	While we expect to close this offering substantially contemporaneously with it, if the Chief Acquisition is not consummated or the Chief Purchase Agreement is terminated on or prior to 5:00 p.m., New York City time, on July 9, 2012, we will be required to redeem the notes at 100% of their aggregate principal amount, plus accrued and unpaid interest from the date of initial issuance to but excluding the date of redemption.
(3)	There is no assurance that our sale of our Class B Units or the private placement of our common units or any of the other financing transactions in connection with the Chief Acquisition will be completed, or if completed, that each will be completed for the amounts contemplated. In connection with the Chief Acquisition, we obtained a commitment from the Royal Bank of Canada and several other financial institutions to arrange the Bridge Loan in an aggregate amount up to $220 million. The Bridge Loan is available to backstop the portion of the Chief Acquisition purchase price that we expect to fund with the net proceeds of this offering as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Developments—Financing of the Pending Chief Acquisition” and “—Bridge Commitment.” However, the Bridge Loan commitment will be reduced by the gross amount of debt we issue prior to the closing of the Chief Acquisition, including the notes offered hereby. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Developments—Financing of the Pending Chief Acquisition” and “—Bridge Commitment.”
(4)	At the Chief Acquisition Closing, we will issue to Chief Holdings $200 million of Special Units, subject to adjustment. The ultimate fair value of the Special Units will not be determined until the Chief Acquisition Closing. Therefore, the number of Special Units we will issue to Chief Holdings and the final allocation of value could be materially different.

Interest Expense:

On a pro forma basis, interest expense (in millions) for the twelve months ended March 31, 2012, the three months ended March 31, 2012 and the year ended December 31, 2011 would have been $87.2, $21.4 and $87.2, respectively.

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the Notes. This Pricing Supplement supplements the description of the Notes and the offering in the Preliminary Offering Memorandum and does not purport to be complete. Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended. A formal confirmation will be delivered to you separately. This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

Any disclaimers or other notices that may appear below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices may have been automatically generated as a result of this Pricing Supplement being sent via, or posted on, Bloomberg email or another electronic communication system.

Schedule 3

SCHEDULE 4

ADDITIONAL TIME OF SALE MEMORANDUM INFORMATION

1.	Pricing Supplement containing the terms of the Securities, substantially in the form of Schedule 3.

Schedule 4

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents.

(b) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership, in each case in all material respects as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents to which it is a party. [Chief Gathering LLC, a Texas limited liability company (“Chief Gathering”), is validly existing in good standing as a limited liability company under the Limited Liability Company Act of the State of Texas (the “Texas LLC Act”), with all necessary limited liability company power and authority under the Texas LLC Act to own or lease its properties and to conduct its business, in each case as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and to incur and perform all of its obligations under, the Supplemental Indenture and the Registration Rights Agreement.]1

(c) Finance Co. has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to conduct its business as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents.

(d) The Partnership is the sole member of the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement, and is fully paid (to the extent required under General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303(b), 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns its membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those pursuant to the Credit Agreement or created by or arising under the Delaware LLC Act.

(e) The General Partner is the sole general partner of the Partnership with a non-economic management interest in the Partnership; such interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

[1]	If closing of Acquisition occurs after closing of the notes offering, remove bracketed opinion with respect to Chief Gathering.

Exhibit A-1

(f) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers[, Chief Gathering,] and each of the Guarantors that is organized under the laws of the State of Delaware (the “Delaware Guarantors” [and, together with Chief Gathering, the “Applicable Guarantors”]).2

(g) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers, the General Partner and the Delaware Guarantors.

(h) [The Escrow and Security Agreement has been duly authorized, executed and delivered by each of the Issuers.]3

(i) The Base Indenture has been duly authorized, executed and delivered by the Partnership. The Second Supplemental Indenture has been duly authorized, executed and delivered by each of the Issuers and the [Delaware] [Applicable] Guarantors.

(j) Assuming the due execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(k) The Notes have been duly authorized, executed and delivered by the Issuers, and when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, the Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) When the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided therein, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) The Exchange Notes have been duly authorized by the Issuers. The Exchange Notes, if and when issued and duly authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) If and when the Exchange Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

[2]

If closing of Acquisition occurs after closing of the notes offering, remove bracketed language so that “Applicable Guarantors” refers to Delaware Guarantors and not Delaware Guarantors and Chief Gathering.

[3]	If closing of Acquisition occurs at or prior to closing of the notes offering, the bracketed opinion will become unnecessary.

Exhibit A-2

(o) The Partnership Agreement is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with the terms, subject to the Enforceability Exceptions.

(p) The Registration Rights Agreement constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(q) [The Escrow and Security Agreement constitutes a valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.]4

(r) None of the execution, delivery and performance by the PVR Parties of each of the Transaction Documents and the Acquisition Documents, the issuance, sale and delivery of the Securities on the Closing Date, the issuance, sale and delivery of the Exchange Securities pursuant to the Exchange Offer and compliance by the Issuers and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Acquisition Documents, (A) constitutes or will constitute a violation of the violation of the certificate of limited partnership, limited partnership agreement, certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or other organization documents of each of the General Partner[,][and] the Issuers [and Chief Gathering]5, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan, lease or other agreement that is filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 or any current or periodic report filed by the Partnership with the United States Securities and Exchange Commission from the date of filing of such Annual Report to the date hereof (all such instruments being referred to collectively herein as the “Material Agreements”), (C) except pursuant to the Escrow and Security Agreement, resulted, results or will result in the creation or imposition of any Liens upon any property or assets of any of the PVR Entities, under any Material Agreement or (D) resulted, results or will result in a violation of the (i) applicable laws of the State of New York or the State of Texas, (ii) the Delaware General Corporation Law, the Delaware LP Act or the Delaware LLC Act, (iii) applicable laws of the United States or (v) Regulation T, U or X of the Board of Governors of the Federal Reserve System; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(s) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under applicable laws of the State of New York or the State of Texas, the Delaware LP Act, the Delaware LLC Act or applicable laws of the United States of America is required for the execution, delivery and performance by the PVR Parties of the Transaction Documents or the consummation of the transactions contemplated thereby, or the execution, delivery and performance by the Partnership of the Acquisition Documents or the consummation of the transactions contemplated thereby, except for such

[4]	If closing of Acquisition occurs at or prior to closing of the notes offering, the bracketed opinion will be unnecessary.
[5]	If closing of Acquisition occurs after closing of the notes offering, remove reference to Chief Gathering’s organic documents in the no violations opinion.

Exhibit A-3

filings as may be required pursuant to the Escrow and Security Agreement and consents that have been, or prior to the Closing Date will be, obtained; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(t) The statements in the Preliminary Offering Memorandum (as supplemented by the Pricing Supplement) and the Offering Memorandum under the caption “Certain United States Federal Tax Considerations” and “Description of Notes” to the extent that they purport to be summaries of the terms of the Securities, matters of law or regulation or legal conclusions, accurately summarize the matters described therein in all material respects.

(u) Assuming the accuracy of the representations and warranties (solely as to matters of fact, and not as to legal conclusions), and assuming compliance with the covenants of the Issuers, the Guarantors, the General Partner and the Initial Purchasers contained in the Purchase Agreement (including compliance with the offer, sale and resale procedures set forth in the Purchase Agreement), no registration of the offer and sale of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the initial purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Time of Sale Memorandum and the Final Offering Memorandum. We express no opinion, however, as to any subsequent resale of any Security or any Exchange Security.

(v) None of the Obligors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Offering Memorandum, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the PVR Parties set forth in the Purchase Agreement and upon certificates of officers and employees of the PVR Entities and upon information obtained from public officials, (B) assume the legal capacity of all natural persons, that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to laws of the State of New York, the laws of the State of Texas, the federal laws of the United States of America, the DGCL, the Delaware LP Act and the Delaware LLC Act, (D) assume that all parties (other than the General Partner, the Issuers and the [Delaware] [Applicable] Guarantors) to executed documents or documents to be executed, had or will have the power (whether partnership, limited liability company or corporate) to enter into and perform all obligations thereunder, and further assume (i) the due authorization thereof by all requisite action (whether partnership, limited liability company or corporate) of all such parties, (ii) the due execution and delivery thereof by all such parties and (iii) the validity and binding effect of such documents on all such parties, (E) with respect to the opinions expressed in clause (i) of paragraphs (d) and (e) above, respectively, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of the State of Delaware naming the Partnership or the General Partner or one of more or them, as debtors and (F) with respect to the opinions expressed in subparagraphs (a) through (c) above as to the valid existence and good standing of entities mentioned therein, state that such counsel relied solely on certificates of public officials (each of which will be dated not more than seven days prior to the Closing Date and shall be provided to you).

Exhibit A-4

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the PVR Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Time of Sale Memorandum and the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum (except as and to the extent specified in paragraph (t) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Time of Sale Memorandum, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(B) the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, accounting and reserve information included in or omitted from, Offering Memorandum or the Time of Sale Memorandum, and (iii) representations and warranties and other statements of fact included in the exhibits to the Incorporated Documents.

Exhibit A-5

EXHIBIT B

FORM OF OPINION OF BRUCE D. DAVIS, JR.

(a) Each of the Guarantors organized under the laws of the State of Delaware (the “Delaware Guarantors”) has been duly formed and is validly existing in good standing as a limited liability company under the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), with all necessary limited liability company power and authority under the Delaware LLC Act to own or lease its properties and to conduct its business, in each case as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party.

(b) None of the execution, delivery and performance by each of the Delaware Guarantors of each of the Transaction Documents and the Acquisition Documents to which it is a party, and the compliance by the such Delaware Guarantor with the terms thereof and the consummation of the transactions contemplated thereby, constitutes or will constitute a violation of the certificate of formation or limited liability company agreement of such Delaware Guarantor.

Exhibit B-1

EXHIBIT C

FORM OF LOCAL OKLAHOMA COUNSEL OPINION

(a) Each of the Guarantors organized under the laws of the State of Oklahoma (the “Oklahoma Guarantors”) has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. §§ 2001, et seq. (the “Oklahoma LLC Act”), with all necessary limited liability company power and authority under the Oklahoma LLC Act to own or lease its properties and to conduct its business, in each case as described in each of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, and to execute and deliver, and to incur and perform all of its obligations under, the Transactions Documents to which it is a party.

(b) The Base Indenture has been duly authorized and validly executed and delivered by each of the Oklahoma Guarantors. Each of the Purchase Agreement, the Registration Rights Agreement, and the Supplemental Indenture has been duly authorized and validly executed and delivered by each of the Oklahoma Guarantors.

(c) None of the execution, delivery and performance by each of the Oklahoma Guarantors of each of the Transaction Documents to which it is a party, and the compliance by such Oklahoma Guarantor with the terms thereof and the consummation of the transactions contemplated thereby, (A) constitutes or will constitute a violation of the certificate of formation or limited liability company agreement of such Oklahoma Guarantor or (B) resulted, results or will result in a violation of the applicable laws of the State of Oklahoma; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(d) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under applicable laws of the State of Oklahoma is required for the execution, delivery and performance by each of the Oklahoma Guarantors of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for such consents that have been, or prior to the Closing Date will be, obtained; provided, however, that references in this paragraph to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, provided further however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Exhibit C-1

ANNEX I

RESALES PURSUANT TO REGULATION S.

The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

The Initial Purchaser agrees that (i) the Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged in any directed selling efforts within the meaning of Regulation S with respect to the Securities, (ii) the Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions and (iii) the sale of Securities offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

Annex I – Page 1